QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7

AMENDMENT
TO THE
PROFIT SHARING PLAN FOR EMPLOYEES
OF
ALLIANCE CAPITAL MANAGEMENT L.P.

        Amendment (this "Amendment") to the Profit Sharing Plan for Employees of Alliance Capital Management L.P. (the "Plan").

        WHEREAS, Alliance Capital Management L.P. ("Alliance") desires to amend the Plan as provided herein; and

        WHEREAS, pursuant to Section 15.01 of the Plan, Alliance has the authority to amend the Plan, subject to action by the Board of Directors of the general partner of Alliance, or a Committee thereof designated by such Board;

        NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2004, unless otherwise specified, as follows:

        1.     Section 1.15 of the Plan is amended by adding the following paragraph at the end thereof:

    Compensation shall include Deemed 125 Compensation. "Deemed 125 Compensation" shall mean, in accordance with Internal Revenue Service Revenue Ruling 2002-27, 2002-20 I.R.B. 925, any amounts not available to a Member in cash in lieu of group health coverage because the Member is unable to certify that he or she has other health coverage. An amount shall be treated as Deemed 125 Compensation only if the Employer does not request or collect information regarding the Member's other health coverage as part of the enrollment process for the health plan.

        2.     Section 1.18(c) of the Plan is amended by deleting clauses (6) and (9) and by renumbering the remaining clauses accordingly.

        3.     Section 1.24(a)(4) of the Plan is amended to read as follows:

    (4)    each hour for which an Employee has been awarded, or is otherwise entitled to, back pay from an Employer or Affiliate,

    irrespective of mitigation of damages, if he is not entitled to credit for such hour under any other paragraph in this Subsection (a).

        4.     Section 1.43 of the Plan is amended to add the following language at the end thereof:

    Testing Compensation shall include Deemed 125 Compensation, as defined in Section 1.15 of the Plan.

        5.     Section 1.38 of the Plan is amended by adding the following language at the end thereof:

    Notwithstanding the foregoing, effective January 1, 2004, the Required Beginning Date of any Member who attained age 70 1/2 prior to January 1, 1998 is the April 1 of the calendar year following the calendar year in which occurs the later of the Member's (i) attainment of age 70 1/2 or (ii) Separation from Service; provided that, if such a Member who has commenced receiving minimum distributions in accordance with Section 401(a)(9) of the Code does not elect, pursuant to Section 10.08(h) of the Plan, to cease receiving such minimum distributions, the Required Beginning Date of such Member shall be age 70 1/2.

        6.     Section 2.01(a) of the Plan is amended by adding at the end thereof the following language:

    Any person who was either (i) a participant in the SCB Savings or Cash Option Plan for Employees prior to December 31, 2003 or (ii) eligible to participate in the SCB Savings or Cash Option Plan for Employees prior to December 31, 2003, shall become a Member for all purposes of the Plan on January 1, 2004, or if not an Employee on January 1, 2004, on the Employee's rehire date.

        7.     Article III of the Plan is amended by adding a new Section 3.08 at the end thereof to read as follows:

    3.08    Sanford Bernstein Participants.    With respect to each Employee who was an employee of either Sanford C. Bernstein & Co, Inc. ("SCB") or Bernstein Technologies Inc. ("BTI") or one of

    their respective subsidiaries and who became an Employee of an Employer or an Affiliate on or after October 2, 2000, the Employee's service with SCB, BTI and their respective subsidiaries on or prior to such date shall be considered as service with an Employer or Affiliate.

        8.     Section 4.02 of the Plan is amended by adding at the end a new sentence to read as follows:

    For purposes of this Section 4.02, no contribution shall be made pursuant to this Section 4.02 with respect to Catch-up Contributions.

        9.     Section 5.01 of the Plan is amended by substituting the words "a portion" for the words "up to five percent (5%)" where they appear therein and substituting "13,000" for "7,000" where it appears therein:

        10.   Section 5.03(a) of the Plan is amended by adding the following language at the end thereof:

    Notwithstanding the foregoing provisions of this Section, effective January 1, 2004, the Plan will accept a Rollover Contribution from a qualified plan described in Sections 401(a) or 403(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in the Member's taxable gross income; provided that, the Plan shall not accept a Rollover Contribution of any after-tax employee contributions that would not otherwise be includible in the Member's taxable gross income.

        11.   Article V of the Plan is amended by adding a new Section 5.07 at the end thereof to read as follows:

    Section: 5.07.    Catch-up Contributions.    (a) Notwithstanding any other provision of the Plan (other than this Section 5.07), in accordance with election procedures established by the Committee, a Catch-up Eligible Member may make additional Member Salary Deferrals for any Plan Year, without regard to (i) the limitations on Member Salary Deferral Elections set forth in Section 5.01; (ii) the limitations provided in Code section 401(a)(30), 402(h), 403(b)(1)(E), 404(h), 408(k), 408(p), 415 or 457; or (iii) the Actual Deferral Percentage limitations described in Article 5 of the Plan and Code section 401(k)(3), but only, in the case of clause (iii) as applied to a Member who is a Highly Compensated Employee, to the extent of the highest amount of Member Salary Deferrals that could be retained under the Plan by such Member for such year in accordance with Article 5 and Code section 401(k)(8)(C) (the "Applicable Maximum"). To the extent the Member Salary Deferrals by a Catch-up Eligible Member for any year exceed the Applicable Maximum, such Member's Salary Deferrals shall be deemed to be Catch-up Contributions under the Plan.

    The Catch-up Contributions by any Member during any Plan Year shall not exceed $3,000 for any year beginning with 2004 or such other amount as provided under Code section 414(v).

    (c)    Notwithstanding any other provision of the Plan (other than this Section 5.07), Catch-up Contributions shall not be taken into account in applying the limits of Code sections 401(a)(30), 402(h), 403(b), 408, 415(c) or 457 under the Plan or any other plan maintained by the Employer. In addition, Catch-up Contributions shall not be taken into account in applying any provision under the Plan which effectuates any of the foregoing limitations, including without limitation the provisions of Articles 5, 16 and 17.

    (d)    This Section 5.07 is intended to comply with Code section 414(v), Treasury Regulation Section 1.414(v)-1, and any successor or other guidance issued by the Department of Treasury, and accordingly shall be interpreted consistently with such intention.

    (e)    "Catch-up Contribution" means a contribution under the Plan by a Catch-up Eligible Member, pursuant to Section 5.07.

    (f)    "Catch-up Eligible Member" means a Member who (a) is eligible to make Member Salary Deferrals pursuant to Section 5.01 and (b) is age 50 or older. For purposes of paragraph (b) above, a

    Member who is projected to attain age 50 before the end of the Plan Year shall be deemed to be age 50 as of January 1 of such Plan Year. The determination of a "Catch-up Eligible Member" shall be made in accordance with the requirements of Treasury Regulation Section 1.414(v)-1 and any successor or other guidance provided under Code Section 414(v) by the Department of Treasury.

        12.   Section 7.07(f) of the Plan is amended by adding the following language at the end thereof:

    Notwithstanding any other provision to the contrary, a Borrower who has a loan (or loans) outstanding under the SCB Savings or Cash Option Plan for Employees on December 31, 2003 which is transferred to the Plan as a result of the merger of SCB Savings or Cash Option Plan for Employees into the Plan shall be entitled to keep such loan (or loans) outstanding under the Plan until the loan (or loans) is repaid pursuant to the terms of such outstanding loan (or loans).

        13.   Section 7.07 is amended to read as follows:

    Section 7.07. Loans

  (a)    Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may authorize a loan to a Member who is a "party in interest" with respect to the Plan within the meaning of Section 3(14) of the Act under the circumstances listed in Subsection (b) below:

  (b)    (1) loans shall be made available on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in a manner that is more favorable than the manner loans are made available to other Members; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for repayment over a reasonable period of time.

  (c)    Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Member) shall be limited to the lesser of:

    (1)    $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Member on the date on which such loan was made, or

    (2)    one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Member under the Plan.

  For purposes of this limit, all plans of the Employer shall be considered one plan.

  (d)    Loans shall provide for level amortization with payment to be made not less frequently than quarterly over a period not to exceed five (5) years, unless the loan is for the purpose of acquiring a dwelling unit used within a reasonable time as the principal residence of the Member. All loans shall be due and payable upon termination of employment.

  (e)    All loans shall be made pursuant to a Member loan program. Such loan program shall be established in writing by the Committee and must include, but need not be limited to, the following:

    (1)    the identity of the person(s) or position(s) authorized to administer the Member loan program;

    (2)    a procedure for applying for loans;

    (3)    the basis on which loans will be approved or denied;

    (4)    limitations, if any, on the types and amounts of loans offered;

    (5)    the procedure under the program for determining a reasonable rate of interest;

    (6)    the types of collateral which may secure a Member loan; and

    (7)    the events constituting default and the steps that will be taken to preserve Plan assets.

  Such Member loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Member loan program may be modified or amended by the Committee in writing from time to time without the necessity of amending this Section.

        14.   Section 9.04 of the Plan is amended by adding the following language at the end thereof:

    Notwithstanding any other provision to the contrary, each Member who was a participant in the SCB Savings or Cash Option Plan for Employees prior to December 31, 2003 shall be fully vested in his Account.

        15.   The last sentence of Section 9.05 of the Plan is amended to read as follows:

    The unvested portion of the Member's Company Contributions Account shall be forfeited upon the Accounting Date coincident with or immediately following the Member's Separation from Service.

        16.   The first sentence of Section 9.06(a) of the Plan is amended to read as follows:

    A Member who separates from service prior to the full vesting of his entire Company Contributions Account, shall forfeit the unvested balance in that Account upon the Accounting Date coincident with or immediately following the Member's Separation from Service.

        17.   Section 10.06 of the Plan is amended in its entirety to read as follows:

    Notwithstanding other provision of the Plan to the contrary, a Member shall be eligible to receive payment, or to commence payment, under the Plan of his benefits no later than sixty (60) days after the end of the Plan Year in which the latest of the following occurs:

    (a)    the Member's attainment of age his Normal Retirement Date;

    (b)    The tenth (10th) anniversary of the year in which the Member began participation in the Plan; or

    (c)    The Member's Separation from Service.

        18.   Section 10.08 of the Plan is amended by adding new paragraphs (g) and (h) at the end thereof to read as follows:

    (g)    Effective as of January 1, 2003, notwithstanding anything to the contrary contained in this Plan, distributions shall be made in a manner that complies with Code Section 401(a)(9) and Appendix A attached hereto.

    (h)    Each Member who (i) attained age 70 1/2 before January 1, 1999, (ii) commenced distributions pursuant to Code Section 401(a)(9) and (iii) is an Employee of the Employer on January 1, 2004, may make an irrevocable affirmative election, subject to the terms of any applicable "qualified domestic relations order" as defined in Section 414(p) of the Code, to cease receiving such distributions at any time prior to the Member's Separation from Service.

        19.   Article X of the Plan is amended by adding a new Section 10.10 at the end thereof to read as follows:

    Section 10.10.    Pre-Retirement Distribution.    (a) On or after a Member's attainment at age 59 1/2, the Committee, at the election of the Member, shall direct the Trustees to make an in-service distribution of any portion of the vested balance of the Member's Account.

    (b)    Each Member who was a participant in the SCB Savings or Cash Option Plan for Employees may elect to withdraw his Member Contributions Account and the actual earnings thereon at any time but not more than once in any Plan Year.

    (c)    In the event that the Committee makes a distribution pursuant to this Section 10.09 the Member shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section 10.09 shall be made in a manner consistent with other applicable provisions of this Article X, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

        20.   Section 11.03 of the Plan is amended in its entirety to read as follows:

    11.03    Claim and Appeal Procedure.

    (b)    Initial Claim.

            (i)    Any claim by an Employee, Member or Beneficiary ("Claimant") with respect to eligibility, participation, contributions, benefits or other aspects of the operation of the Plan shall be made in writing to the Committee (or its designee) for such purpose. The Committee (or its designee) shall provide the Claimant with the necessary forms and make all determinations as to the right of any person to a disputed benefit. If a Claimant is denied benefits under the Plan, the Committee (or its designee) shall notify the Claimant in writing of the denial of the claim within ninety (90) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) after the Committee receives the claim, provided that in the event of special circumstances such period may be extended.

            (ii)   In the event of special circumstances, the maximum period in which a claim must be determined may be extended as follows:

            (A)  With respect to any claim, other than a claim that involves a determination of a claim for disability benefits, the ninety (90) day period may be extended for a period of up to ninety (90) days (for a total of one hundred eighty (180) days). If the initial ninety (90) day period is extended, the Committee or its designee shall notify the Claimant in writing within ninety (90) days of receipt of the claim. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim. If the extension is required due to the Claimant's failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee's request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

            (B)  With respect to a claim that involves a determination of a claim for disability benefits, the forty-five (45) day period may be extended as follows:

            (I)   Initially, the forty-five (45) day period may be extended for a period to up to an additional thirty (30) days (the "Initial Disability Extension Period"), provided that the Committee determines that such an extension is necessary due to matters beyond the control of the Plan and, within forty-five (45) days of receipt of the claim, the Committee or its designee notifies the Claimant in writing of such extension, the special circumstances requiring the extension of time, the date by which the Committee expects to make a determination with respect to the claim and such information as required under clause (III) below.

            (II)  Following the Initial Disability Extension Period the period for determining the Claimant's claim may be extended for a period of up to an additional thirty (30) days, provided that the Committee determines that such an extension is necessary due to matters beyond the control of the Plan and within the Initial Disability Extension Period, notifies the Claimant in writing of such additional extension, the special circumstances requiring the extension of time, the date by which the Committee expects to make a determination with respect to the claim and such information as required under clause (III) below.

            (III) Any notice of extension pursuant to this Paragraph (B) shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded forty-five (45) days within which to provide the specified information.

            (IV) If an extension is required due to the Claimant's failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee's request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

            (iii)  If notice of the denial of a claim is not furnished within the required time period described herein, the claim shall be deemed denied as of the last day of such period.

            (iv)  If a claim is wholly or partially denied, the notice to the Claimant shall set forth:

              (A)  The specific reason or reasons for the denial;

              (B)  Specific reference to pertinent Plan provisions upon which the denial is based;

              (C)  A description of any additional material or information necessary for the Claimant to complete the claim request and an explanation of why such material or information is necessary;

              (D)  Appropriate information as to the steps to be taken and the applicable time limits if the Claimant wishes to submit the adverse determination for review; and

              (E)  A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

    (c)    Claim Denial Review.

            (i)    If a claim has been wholly or partially denied, the Claimant may submit the claim for review by the Committee. Any request for review of a claim must be made in writing to the Committee no later than sixty (60) days (or within one hundred and eighty (180) days if the claim involves a determination of a claim for disability benefits) after the Claimant receives notification of denial or, if no notification was provided, the date the claim is deemed denied. The Claimant or his duly authorized representative may:

              (A)  Upon request and free of charge, be provided with reasonable access to, and copies of, relevant documents, records, and other information relevant to the Claimant's claim; and

              (B)  Submit written comments, documents, records, and other information relating to the claim. The review of the claim determination shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial claim determination.

            (ii)   The decision of the Committee upon review shall be made within sixty (60) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) after receipt of the Claimant's request for review, unless special circumstances (including, without limitation, the need to hold a hearing) require an extension. In the event of special circumstances, the maximum period in which a claim must be determined may be extended as follows:

              (A)  With respect to any claim, other than a claim that involves a determination of a claim for disability benefits, the sixty (60) day period may be extended for a period of up to one hundred twenty (120) days.

              (B)  With respect to a claim that involves a determination of a claim for disability benefits, the forty-five (45) day period may be extended for a period of up to forty-five (45) days.

    If the sixty (60) day period (or forty-five (45) day period where the claim involves a determination of a claim for disability benefits) is extended, the Committee or its designee shall, within sixty (60) days (or within forty-five (45) days if the claim involves a determination of a claim for disability benefits) of receipt of the claim for review, notify the Claimant in writing. The written notice of extension shall indicate the special circumstances requiring the extension of time and provide the date by which the Committee expects to make a determination with respect to the claim upon review. If the extension is required due to the Claimant's failure to submit information necessary to decide the claim, the period for making the determination shall be tolled from the date on which the extension notice is sent to the Claimant until the earlier of (i) the date on which the Claimant responds to the Committee's request for information, or (ii) expiration of the forty-five (45) day period commencing on the date that the Claimant is notified that the requested additional information must be provided.

            (iii)  If notice of the decision upon review is not furnished within the required time period described herein, the claim on review shall be deemed denied as of the last day of such period.

            (iv)  The Committee, in its sole discretion, may hold a hearing regarding the claim and request that the Claimant attend. If a hearing is held, the Claimant shall be entitled to be represented by counsel.

            (v)   The Committee's decision upon review on the Claimant's claim shall be communicated to the Claimant in writing. If the claim upon review is denied, the notice to the Claimant shall set forth:

              (A)  The specific reason or reasons for the decision, with references to the specific Plan provisions on which the determination is based;

              (B)  A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim; and

              (C)  A statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA.

            (vi)  Any review of a claim involving a determination of a claim for disability benefits shall not afford deference to the initial adverse benefit determination and shall not be determined by any individual who made the initial adverse benefit determination or a subordinate of such individual. In deciding a review of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Committee shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

    (d)    All interpretations, determinations and decisions of the Committee with respect to any claim, including without limitation the appeal of any claim, shall be made by the Committee, in its sole discretion, based on the Plan and comments, documents, records, and other information presented to it, and shall be final, conclusive and binding.

    (e)    The claims procedures set forth in this section are intended to comply with United States Department of Labor Regulation § 2560.503-1 and should be construed in accordance with such regulation. In no event shall it be interpreted as expanding the rights of Claimants beyond what is required by United States Department of Labor Regulation § 2560.503-1.

        21.   Section 17.01(g) of the Plan is amended by adding the following sentence at the end thereof:

    Top-Heavy Compensation shall include Deemed 125 Compensation, as defined in Section 1.15 of the Plan.

        22.   Article XVIII of the Plan is amended by adding a new Section 18.05 at the end thereof to read as follows:

    18.05    Merger of SCOPE.    Effective January 1, 2004, the SCB Savings or Cash Option Plan for Employees is merged into and with the Plan and the balances held in participants' accounts under SCOPE shall be transferred into the corresponding accounts under the Plan to be maintained on behalf of such Members. Unless otherwise provided herein, the benefits of each participant in the SCB Savings or Cash Option Plan for Employees who is not credited with an hour of service after December 31, 2003 shall be governed by the terms of such plan as of the date of the participant's termination of employment. Any election made under SCOPE by a participant shall be deemed to have been made under the Plan; provided that a salary deferral election made under SCOPE shall be applied under the Plan as if it were a salary deferral election made with respect to Compensation, as defined under 1.15 of the Plan, and shall be reduced, to the extent necessary to avoid exceeding the maximum limits on the amount that may be deferred pursuant to Section 5.01 by a Member.

        23.   The Plan is amended by adding an Appendix A to the end thereof to read as follows:

APPENDIX A
REQUIRED DISTRIBUTION RULES

    Section 1.    General.    Pursuant to Section 10.08 of the Plan, this Appendix A describes the required distribution rules for Members who have reached their Required Beginning Date, as those terms are defined in the Plan, as well as the incidental death benefit requirements. The terms of this Appendix A shall apply solely to the extent required under Code Section 401(a)(9) and shall be null and void to the extent that they are not required under Section 401(a)(9) of the Code. Any capitalized terms not otherwise defined in this Appendix A have the meaning given those terms in the Plan. Notwithstanding any other provision of the Plan, distributions must be made in compliance with Treasury Regulations under Code Section 401(a)(9).

    Section 2.    Required Distributions.    As of any Member's Required Beginning Date, the Member must begin to receive distributions of his or her benefits under the Plan.

    Section 3.    Single-Sum Distribution.    A Member may satisfy the requirements of this Appendix A by receiving a single lump-sum distribution on or before his or her Required Beginning Date.

    Section 4.    Time and Manner of Distribution.

            4.1   Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member's entire interest must be distributed, or begin to be distributed no later than as follows:

            (a)   If the Member's surviving spouse is the Member's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

            (b)   If the Member's surviving spouse is not the Member's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

            (c)   If there is no designated beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

            (d)   If the Member's surviving spouse is the Member's sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 4.1, other than Section 4.1(a), will apply as if the surviving spouse were the Member.

            For purposes of this Section 4.1 and Section 6, unless Section 4.1(d) applies, distributions are considered to begin on the Member's Required Beginning Date. If Section 4.1(d) applies,

    distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 4.1(a).

            4.2   Forms of Distribution. Unless the Member's interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions must be made no slower than required under Sections 5 and 6 of this Appendix A.

    Section 5.    Required Minimum Distributions During Member's Lifetime.

            1.     Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Member's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

            (a)   the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's age as of the Member's birthday in the Distribution Calendar Year, or

            (b)   if the Member's sole designated beneficiary for the Distribution Calendar Year is the Member's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the Distribution Calendar Year.

            2.     Lifetime Required Minimum Distributions Continue Through Year of Member's Death. Required minimum distributions will be determined under this Section 5 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member's date of death.

    Section 6.    Required Minimum Distributions After Member's Death

            6.1   Death On or After Date Distributions Begin.

            (a)   Member Survived by Designated Beneficiary.    If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Member or the remaining Life Expectancy of the Member's designated beneficiary, determined as follows:

            (1)   The Member's remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

            (2)   If the Member's surviving spouse is the Member's sole designated beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouses death, reduced by one for each subsequent calendar year.

            (3)   If the Member's surviving spouse is not the Member's sole designated beneficiary, the designated beneficiary's remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Member's death, reduced by one for each subsequent year.

            (b)   No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member's death, the minimum a mount that will be distributed for each Distribution Calendar Year after the year of the Member's death is the quotient obtained by dividing the Participant's Account Balance by the Member's remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

            6.2   Death Before Date Distributions begin.

            (a)   Member Survived by Designated Beneficiary.    If the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Member's designated beneficiary, determined as provided in Section 6.1.

            (b)   No Designated Beneficiary.    If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

            (c)   Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.    If the Member dies before the date distributions begin, the Member's surviving spouse is the Member's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 4.1(a), this Section 6.2 will apply as if the surviving spouse were the Member.

            6.3   Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.    If the Member dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section 4 of this Appendix, but the Member's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member's death. If the Member's surviving spouse is the Member's sole designated beneficiary and the surviving spouse dies after the Member but before distributions to either the Member or the surviving spouse begin, this election will apply as if the surviving spouse were the Member.

    Section 7.    Definitions.

            7.1   Designated Beneficiary.    The individual who is designated as the beneficiary under Section 2.04 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            7.2   Distribution Calendar Year.    A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 4.1. The required minimum distribution for the Member's first Distribution Calendar Year will be made on or before the Member's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

            7.3   Life Expectancy.    Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

            7.4   Member's Account Balance.    The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

            7.5   Required Beginning Date.    The date specified in Section 1.38 of the plan.

    Section 8.    Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Member's child shall be treated as if it had been paid to such Member's surviving spouse if such amount will become payable to such spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.

    Section 9.    TEFRA Section 242(b)(2) Elections.    Notwithstanding the other provisions of this Appendix A, other than the last sentence of Section 1 of this Appendix A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

    Section 10.    This Appendix A is not intended to defer the timing of distribution beyond the date otherwise required under the Plan or to create any benefits (including but not limited to death benefits) or distribution forms that are not otherwise offered under the Plan.

QuickLinks

Exhibit 10.7
AMENDMENT TO THE PROFIT SHARING PLAN FOR EMPLOYEES OF ALLIANCE CAPITAL MANAGEMENT L.P.